As filed with the Securities and Exchange Commission on March 11, 2011
Registration Statement No. 33-60524

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Chico’s FAS, Inc.
(Exact name of registrant as specified in its charter)

Florida	59-2389435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11215 Metro Parkway
Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
CHICO’S FAS, INC.
1993 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

David F. Dyer, President	Copies To:
11215 Metro Parkway	A. Alexander Rhodes, Esq.
Fort Myers, Florida 33966	11215 Metro Parkway
(239) 277-6200	Fort Myers, Florida 33966
(Name, address and telephone number,	(239) 277-6200
including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
     Chico’s FAS, Inc. (the “Company”), filed with the Securities and Exchange Commission a registration statement on Form S-8, Number 33-60524, on March 31, 1993 (the “Registration Statement”), to register shares of common stock of the Company (the “Securities”) to be offered under the Company’s 1993 Employee Stock Purchase Plan.
     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister such portion of the Securities, previously registered under the Registration Statement, which have not been sold as of the date this Post-Effective Amendment is filed.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Myers, State of Florida on this 11th day of March, 2011.

CHICO’S FAS, INC.

By:	/s/ David F. Dyer Name: David F. Dyer
Title: President and Chief Executive Officer
(principal executive officer)